Exhibit 32.1
OFFICERS’SECTION 1350 CERTIFICATIONS
     The undersigned officers of CabelTel International Corporation, a Nevada corporation (the “Company”), hereby certify that (i) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and, (ii) the information contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.
     Dated: November 21, 2005.

/s/ Ronald C. Finley
Ronald C. Finley, Chief Executive Officer

/s/ Gene S. Bertcher
Gene S. Bertcher, President and
Chief Financial Officer

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